Exhibit 99.1

Earnings Conference Call
February 14, 2018
8:00 a.m. CST
1 (800) 446-1671 (North America)
1 (847) 413-3362 (Outside North America)
Webcast: ir.distributionnow.com

NOW Inc. Reports Fourth Quarter and Full-Year 2017 Results

HOUSTON, TX, February 14, 2018 — NOW Inc. (NYSE: DNOW) announced results for the fourth quarter and full-year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights

◾	Revenue was $669 million for the fourth quarter of 2017, up 24 percent year over year, and down 4 percent sequentially versus a reduction in billing days of 5 percent.

◾	Net loss was $3 million for the fourth quarter of 2017, versus $71 million a year ago. Non-GAAP net income excluding other costs was $1 million compared to a loss of $31 million in the fourth quarter of 2016.

◾	Diluted loss per share was $0.03 for the fourth quarter of 2017 compared to $0.66 a year ago. Non-GAAP diluted earnings per share excluding other costs was $0.01 for the fourth quarter of 2017 compared to a loss per share of $0.29 in the fourth quarter of 2016.

◾	Non-GAAP EBITDA excluding other costs for the fourth quarter of 2017 was $13 million compared to a loss of $31 million in the fourth quarter of 2016.

◾	Included in the fourth quarter of 2017 results, but not characterized as other costs, was a pre-tax gain of $10 million from the sale of a property previously held for sale, consistent with our treatment of similar gains and losses in prior periods.

Refer to Supplemental Information in this release for GAAP to non-GAAP reconciliations.

Robert Workman, President and CEO of NOW Inc., added, “Through the downturn, we emerged a stronger, leaner and more agile organization. The year 2017 was transformative for DNOW in that we added $541 million in revenues, while continuing to lower costs, becoming a business more than 25% larger than it was in 2016. Incrementals were greater than 30%, signifying a solid financial recovery for DNOW and positioning us to capitalize on a growing market in 2018.”

Prior to the earnings conference call a presentation titled “NOW Inc., Fourth Quarter and Full-Year 2017 Review & Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and Wilson Export brands. Through its network of approximately 285 locations and 4,600 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Daniel Molinaro

Senior Vice President and Chief Financial Officer

(281) 823-4941

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$98	$106
Receivables, net	423	354
Inventories, net	590	483
Prepaid and other current assets	18	16

Total current assets	1,129	959
Property, plant and equipment, net	119	143
Deferred income taxes	2	1
Goodwill	328	311
Intangibles, net	166	184
Other assets	5	5

Total assets	1,749	1,603

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$290	$246
Accrued liabilities	103	100
Other current liabilities	1	1

Total current liabilities	394	347
Long-term debt	162	65
Deferred income taxes	7	7
Other long-term liabilities	1	1

Total liabilities	564	420
Commitments and contingencies
Stockholders’ equity:
Preferred stock — par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock — par value $0.01; 330 million shares authorized; 108,030,438 and
107,474,904 shares issued and outstanding at December 31, 2017 and 2016, respectively	1	1
Additional paid-in capital	2,019	2,002
Accumulated deficit	(730)	(678)
Accumulated other comprehensive loss	(105)	(142)

Total stockholders’ equity	1,185	1,183

Total liabilities and stockholders’ equity	$1,749	$1,603

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

	Three Months Ended (Unaudited)			Year Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
				(Unaudited)
Revenue	$669	$538	$697	$2,648	$2,107
Operating expenses:
Cost of products	541	450	562	2,147	1,762
Warehousing, selling and administrative	128	135	141	542	567

Operating profit (loss)	—	(47)	(6)	(41)	(222)
Other expense	(3)	(1)	(3)	(11)	(8)

Loss before income taxes	(3)	(48)	(9)	(52)	(230)
Income tax provision (benefit)	—	23	—	—	4

Net loss	$(3)	$(71)	$(9)	$(52)	$(234)

Loss per share:
Basic loss per common share	$(0.03)	$(0.66)	$(0.08)	$(0.48)	$(2.18)

Diluted loss per common share	$(0.03)	$(0.66)	$(0.08)	$(0.48)	$(2.18)

Weighted-average common shares outstanding, basic	108	107	108	108	107

Weighted-average common shares outstanding, diluted	108	107	108	108	107

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS

(In millions)

	Three Months Ended (Unaudited)			Year Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
				(Unaudited)
Revenue:
United States	$488	$379	$506	$1,914	$1,445
Canada	85	73	96	356	258
International	96	86	95	378	404

Total revenue	$669	$538	$697	$2,648	$2,107

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET LOSS TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
GAAP net loss (1)	$(3)	$(71)	$(9)	$(52)	$(234)
Interest, net	2	1	2	6	3
Income tax provision (benefit)	—	23	—	—	4
Depreciation and amortization	12	14	12	50	53
Other costs (2)	2	2	—	3	10

EBITDA excluding other costs	$13	$(31)	$5	$7	$(164)

EBITDA % excluding other costs (3)	1.9%	(5.8%)	0.7%	0.3%	(7.8%)

NET LOSS TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
GAAP net loss (1)	$(3)	$(71)	$(9)	$(52)	$(234)
Other costs, net of tax (4) (5)	4	40	6	23	85

Net income (loss) excluding other costs (5)	1	(31)	(3)	(29)	(149)

DILUTED LOSS PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
GAAP diluted loss per share (1)	$(0.03)	$(0.66)	$(0.08)	$(0.48)	$(2.18)
Other costs, net of tax (4)	0.04	0.37	0.05	0.21	0.79

Diluted earnings (loss) per share excluding other costs (5)	$0.01	$(0.29)	$(0.03)	$(0.27)	$(1.39)

(1)	In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net loss excluding other costs and (iii) diluted loss per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)	Other costs primarily includes the transaction costs associated with acquisition activity, including the cost of inventory that was stepped up to fair value during purchase accounting and severance expenses which are included in operating loss.

(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.

(4)	Other costs, net of tax, for the three and twelve months ended December 31, 2017 and 2016, respectively, included expenses of $3 million, $21 million, $39 million and $78 million, after tax, respectively, for a valuation allowance recorded against the Company’s deferred tax assets; as well as, $1 million, $2 million, $1 million and $7 million, respectively, after tax, in transaction costs associated with acquisitions, including the cost of inventory that was stepped up to fair value during purchase accounting related to acquisitions, and severance expenses, which are included in operating loss. The Company has excluded the impact of a $69 million tax charge related to the Tax Cuts and Jobs Act and a $3 million tax benefit related to previously disallowed deductions on its valuation allowance in computing net income (loss) excluding other costs for the three and twelve months ended December 31, 2017.

(5)	Totals may not foot due to rounding.

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